Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

UNDER SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Lamm, Chief Financial Officer and Treasurer of Goldman Sachs BDC, Inc. certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2017 of Goldman Sachs BDC, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2018

/s/ Jonathan Lamm
Jonathan Lamm Chief Financial Officer and Treasurer (Principal Financial Officer)